Filed pursuant to Rule 424(b)(4)

Registration No. 333-271096

PROSPECTUS

2,106,000 Units, Each Unit Consisting of One Share of Common Stock and One Common

Warrant to Purchase One Share of Common Stock

Common Stock Underlying the Common Warrants

We are offering on a best-efforts basis 2,106,000 units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock, pursuant to this prospectus. The public offering price is $0.95 per unit. The common warrants included in the units will have an exercise price of $0.95 per share, will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon the exercise of the common warrants included in the units.

The units will not be certificated. The shares of common stock and the common warrants included in the units can only be purchased together in this offering, but the securities contained in the units will be issued separately and will be immediately separable upon issuance.

The units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We have engaged Maxim Group LLC, or the placement agent or Maxim, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the units offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” on page  7 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page  18 of this prospectus for more information regarding these arrangements.

Our shares of common stock and warrants issued in January 2021 (which warrants are not being offered for sale pursuant to this prospectus) are listed on The Nasdaq Capital Market, or Nasdaq, under the symbols, “LEXX” and “LEXXW,” respectively. On May 8, 2023, the last reported sale price of our shares of common stock, as reported on the Nasdaq Capital Market, was $1.025 per share. There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

Investing in our securities involves risks. See “Risk Factors” beginning on page  7 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit)	Total
Public offering price	$0.95	$2,000,700
Placement agent fees (7%)(1)	$0.0665	$140,049
Proceeds to us (before expenses) (2)	$0.88350	$1,860,651

(1)

We have agreed to pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $250,000. For more information, see “Plan of Distribution”.

Delivery of the securities offered hereby is expected to be made on or about May 11, 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is May 8, 2023.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Lexaria,” “Company,” “we,” “us,” “our” or similar references mean Lexaria Bioscience Corp. and/or our subsidiaries on a consolidated basis.

Overview

Lexaria’s patented DehydraTECH technology improves the delivery of bioactive compounds while promoting healthy ingestion methods, lowers overall dosing, and is highly effective in active molecule delivery available in a range of formats from oral ingestible to oral buccal/sublingual to topical products. DehydraTECH substantially improves the rapidity and quantity of Active Pharmaceutical Ingredients (“API”) transport to the blood plasma and brain using the body’s natural process for distributing fatty acids. Applications of this technology extends across many categories beyond the primary pharmaceutical focus of the Company from foods and beverages to cosmetic products and nutraceuticals.

Our mission is to obtain FDA approval for a DehydraTECH – CBD drug for use on hypertension. Lexaria operates a federally licensed, in-house research laboratory and continues to build upon our intellectual property portfolio with 30 patents granted internationally and roughly 50 patents pending worldwide.

Lexaria is advancing several R&D activities in both preclinical and future clinical programs. Our primary focus being our investigations of CBD for the reduction of hypertension.

Patents

Our current patent portfolio includes patent family applications or grants pertaining to our method of improving bioavailability and taste, and the use of DehydraTECH as a delivery platform for a wide variety of APIs including, but not limited to, fat soluble vitamins; anti-viral drugs; phosphodiesterase inhibitors; human hormones; regulated cannabinoids, and nicotine and its analogs.

We continue to pursue patent protection in more than 40 countries around the world as vigorously as we are able, since the successful granting of more of those applications could lead to material increases in shareholder value. The Company currently has over 50 patent applications pending worldwide.

The Company has patents issued in the United States, Canada, Australia, Europe, India, Mexico, and Japan.

Research & Development

Lexaria is advancing several R&D activities in both preclinical and clinical programs. Currently, our primary research program is the investigation of cannabidiol (CBD) for the reduction of hypertension leading to an application under the FDA for an Investigational New Drug (“IND”).  Other programs include nicotine for oral pouches and nicotine replacement therapy, hormones, diabetes, dementia and others. From time to time the Company will engage in contract R&D for third parties who are interested in evaluating DehydraTECH in their products.

Due to our expanding portfolio coverage, we continually examine accelerated timetable options for testing, research, and development of each API. We continue to devote an increasing proportion of our resources and focus towards pharmaceutical applications.

Investigational New Drug

The FDA provided Lexaria with a positive written response on August 10, 2022 from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it has agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application (“NDA”) regulatory pathway for our program. We continue working toward our IND filing which is anticipated to be in late fiscal 2023 or early fiscal 2024. We have begun the process of selecting our contract research organization (“CRO”) to perform the IND study which will be a Phase 1(b) study that we are designating HYPER-H23-1. We have begun certain manufacturing work associated with that study in advance of our IND filing and corresponding response from the FDA. Along with our CRO, we will soon begin certain administrative tasks associated with the IND study as we prepare for first-in-patient dosing.

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HYPER-H21-4

The first results of our hypertension study HYPER-H21-4 were announced on October 27, 2022, with the primary safety and efficacy objectives being met. The study showed, among other things, a sustained drop in blood pressure in normally active hypertensive patients following multiple weeks of oral cannabidiol ("CBD") therapy, using Lexaria's patented DehydraTECH-CBD capsule formulation.

On December 21, 2022 further results were released from this multi-week human clinical hypertension study, indicating superior cannabidiol ("CBD") blood absorption levels from our patented DehydraTECH-CBD™ relative to those of published, pharmaceutical-grade CBD industry.

On February 21, 2023 the Company announced additional findings demonstrating a potentially novel mechanism of action in reducing blood pressure. These latest results from study HYPER-H21-4 imply that the antihypertensive effects of DehydraTECH-CBD may be explained, at least in part, by its interaction with the sympatho-chromaffin system via catestatin modulation. This suggests a potentially unique mechanistic benefit upon cardiovascular regulation with DehydraTECH-CBD treatment that has not previously been demonstrated, to our knowledge, with testing of CBD for blood pressure reduction.

EPIL-A21-1

In March 2022, Lexaria initiated an animal study to determine if DehydraTECH-CBD evidences superior treatment of seizure activity when compared to Epidiolex. Epidiolex is an FDA-approved oral solution prescription CBD available to children 1 year of age and older to treat seizures associated with Lennox-Gastaut syndrome, Dravet syndrome or tuberous sclerosis complex.

On November 29, 2022, Lexaria announced findings from the study indicating its patented DehydraTECH-CBD has demonstrated performance enhancements compared to one of the world's leading anti-seizure medications, Epidiolex®, generally at a lower DehydraTECH-CBD dose.

Additional work has been completed in study program EPIL-A21-1 with the final study designed to establish an ED50 (i.e., the dose required to achieve seizure inhibition in 50% of the animals tested) for DehydraTECH-CBD in this animal model, where ED50 determination is a common performance metric in preclinical animal studies for developmental therapeutics. This ED50 study is designed to corroborate the experimental findings to date.

DEM-A22-1

On November 8, 2022 commencement of animal study program DEM-A22-1 was announced. The study is designed to determine whether DehydraTECH-CBD may offer therapeutic utility against diabetes and dementia respectively.

DIAB-A22-1

We announced the commencement of animal study program DIAB-A22-1 on November 8, 2022. On March 2, 2023 the Company announced that its diabetes animal model study has completed and produced at least three positive outcomes including weight loss in obese diabetic-conditioned animals, together with improved triglyceride and cholesterol levels.

NIC-H22-1

On November 1, 2022, the Company announced that independent review board approval had been received for human clinical nicotine study NIC-H22-1. The study is a 36-person human pharmacokinetic randomized, double blinded, cross-over study conducted in current cigarette smokers, wherein each person will visit the laboratory to be dosed three times over a period of weeks. During each visit only one oral nicotine pouch will be administered and evaluated: either DehydraTECH-nicotine; On! brand manufactured by Altria; or Zyn brand manufactured by Swedish Match. The study had earlier faced certain time extensions due to manufacturing and logistics issues which have since been resolved. Dosing continued during the second and into the third fiscal quarter of 2023.

Corporate Information

Our principal executive offices are located at 100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedar.com

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The Offering

Units to be Offered	2,106,000 units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock.

Description of Warrants

Each common warrant will have an exercise price of $0.95 per share, will be immediately exercisable upon issuance and will expire on the five (5) year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common Stock Outstanding before this Offering	5,985,650 shares

Common Stock Outstanding after this Offering	8,091,650 shares (assuming no exercise of the common warrants issued in this offering).

Offering Price	The public offering price is $0.95 per unit.

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Use of Proceeds

The net proceeds from our sale of units in this offering will be approximately $1,610,651, after deducting the placement agent fees and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for research and development studies and the patent and legal costs associated thereto, and for general working capital purposes.

For additional information please refer to the section entitled “Use of Proceeds” on page  10 of this prospectus

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page  7 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Exchange listing

Our common stock and warrants issued in January 2021 (which warrants are not being offered for sale pursuant to this prospectus) are listed on The Nasdaq Capital Market, or Nasdaq, under the symbols, “LEXX” and “LEXXW,” respectively. There is no established trading market for the common warrants, and we do not expect a trading market to develop. We do not intend to list the common warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants   will be extremely limited.

Best Efforts Offering

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page  19 of this prospectus.

The above discussion is based on 5,985,650 shares of our common stock outstanding as of May 8, 2023, and excludes, as of that date, the following:

•	474,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.32 per share, under our Equity Incentive Plan (the “Incentive Plan”); and

•	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the securities offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Company

Unfavorable U.S. or global economic conditions could adversely affect our business, financial condition, or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and financial markets, including by the current COVID-19 pandemic, recent geopolitical events, unfavorable changes related to interest rates and rising inflation. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the most recent global financial crisis, could result in a variety of risks to our business, including weakened demand for our technology and our ability to raise additional capital when needed on favorable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services by third-party payors or our collaborators. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Without additional financing to develop our business plan, our business may fail.

We currently have limited committed sources of capital, limited liquidity and have generated only minimal revenue from our business. After this offering, we expect our cash and cash equivalents will be sufficient to fund our operations through December 2023. Therefore, we anticipate that we will need to raise further financing to conduct and grow our business. We can provide no assurance that we will be able to secure such financing. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

Because the effective price per share of common stock included in the units or issuable upon exercise of the warrants being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Assuming the sale of  2,106,000  units at a public offering price of $0.95 per unit, and assuming no exercise of any of the common warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $0.24 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our Company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of the units offered in this offering, you will incur further dilution.

There is a limited market for our common stock.

Although our common stock is traded on Nasdaq, the volume of trading has historically been limited. The public trading market for the Company’s common stock depends on a marketplace of willing buyers and sellers at any given time, which in turn depends on factors outside of the Company’s control, including general economic and market conditions and the decisions of individual investors. As such, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at a price acceptable to them.

Our stock price is volatile and there is a limited market for our shares.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small-cap companies. These fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from the COVID-19 pandemic, geopolitical issues and changes in macroeconomic conditions. Factors that may affect the volatility of our stock price include the following:

•	anticipated or actual fluctuations in our quarterly or annual operating results;
•	our success, or lack of success, in developing and marketing our products and services;
•	terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises (such as the COVID-19 pandemic) or other such events impacting countries where we have operations;
•	changes in macroeconomic conditions, including inflationary pressures;
•	changes in financial estimates by us or of securities or industry analysts;
•	the issuance of new or updated research reports by securities or industry analysts
•	the announcement of new products, services, or technological innovations by us or our competitors;
•	the announcement of new customers, partners or suppliers;
•	the ability to collect our outstanding accounts receivable;
•	changes in our executive leadership;
•	regulatory developments in our industry affecting us, our customers or our competitors;
•	competition;
•	actual or purported “short squeeze” trading activity; and
•	the sale or attempted sale of a large amount of common stock, including sales of common stock following exercises of outstanding warrants.

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We may require additional financing and may not be able to obtain such financing on favorable terms, if at all, which could force us to delay, reduce, or eliminate our research and development activities.

We will continue to need capital to fund our research and development projects and to provide working capital to fund other aspects of our business. If our capital resources are insufficient to meet our capital requirements, we will have to raise additional funds. If future financings involve the issuance of equity securities, our existing stockholders would suffer dilution. If we are able to raise debt financing, we may be subject to restrictive covenants that limit our operating flexibility. We may not be able to raise sufficient additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds, our ability to pursue certain strategic opportunities will be dramatically curtailed. If we do not raise any funds in this offering, and are not able find alternate sources of financing, including through our existing equity distribution agreement, we will only be able to continue the work on our Phase 1b Investigational New Drug Application and clinical trial for DehydraTECH-CBD for the treatment of hypertension (the “IND Program”) through July 2023 and we will not be able to pursue any other contemplated research and development projects until such time we are able to obtain additional financing.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for 180 days from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 90 days from closing; and (iv) indemnification for breach of contract.

There is no public market for the common warrants being offered by us in this offering.

There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants will be limited.

The common warrants included in the units are speculative in nature.

The common warrants represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.95 per share of common stock. Moreover, following this offering, the market value of the common warrants is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants.

Except as otherwise set forth in the common warrants   offered hereby will have no rights as stockholders with respect to the shares of common stock underlying the common warrants until such holders exercise their common warrants and acquire our common stock.

Except as otherwise set forth in the common warrants, until holders of the common warrants acquire shares of our common stock upon exercise thereof, such holders of the common warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights. Upon exercise of the common warrants, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,610,651, after deducting placement agent fees and estimated offering expenses payable by us.

We currently expect to allocate $900,000 of the net proceeds for our Phase 1b Investigational New Drug Application and clinical trial for DehydraTECH-CBD for the treatment of hypertension (the “IND Program”).  This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

We believe that it may cost approximately $6,000,000 to $7,000,000 to complete our IND Program, as well as approximately $500,000 to $2,000,000 for our other existing research and development programs.  We believe that we may be able to finance the IND Program by raising additional funds or partnering with a third party to jointly finance the IND Program.  The IND Program may be adjusted based upon the amount of proceeds raised from this offering as well as subsequent financings and other sources of capital.  For example, if we do not raise sufficient capital, we could  alter the design of the IND Program, by adjusting the enrollment rate, the number of patients, and/or reducing or removing secondary or exploratory endpoints within the clinical trial.  We further believe that we can reduce costs associated with the IND Program by managing the clinical trial with internal staff instead of using a CRO and/or by further reducing management and staff compensation and overhead expenses, as necessary.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of February 28, 2023:

•	On an actual basis; and

•

On an as adjusted basis to give effect to the sale of all units offered hereby at the public offering price of $0.95 per unit, and assuming the receipt of the estimated net proceeds of $1,610,651, after deducting estimated placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the common warrants issued pursuant to this offering.

The as adjusted information in the balance sheet data below is illustrative only. You should read this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, and in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2023 (as amended by Amendment No 1 thereto), each of which is incorporated by reference into this prospectus.

	As of February 28, 2023
	Unaudited, Actual	Unaudited, As Adjusted
Cash and cash equivalents	$3,272,102	$4,882,753
Total Current Liabilities	223,131	223,131
Stockholders’ Equity:
Common Stock, $0.001 par value; 220,000,000 authorized; 5,950,998 issued and outstanding as of February 28, 2023	5,951	8,057
Additional paid-in capital	47,120,783	48,729,328
Accumulated deficit	(42,152,603)	(42,152,603)
Non-controlling Interest	(342,283)	(342,283)
Total Stockholders’ Equity	$4,631,848	$6,242,499

The above discussion is based on 5,950,998 shares of our common stock outstanding as of February 28, 2023, and excludes, as of that date, the following:

●	474,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.32 per share, under our Incentive Plan; and

●	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock and as adjusted, net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of February 28, 2023. Our net tangible book value as of February 28, 2023, was $4,082,071, or $0.69 per share of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale by us in this offering of 2,106,000 units in this offering at a public offering price of $0.95 per unit, assuming no exercise of any of the common warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2023, would have been approximately $5.7 million, or approximately $0.71  per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.02  per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.24  per share to purchasers of our securities in this offering, as illustrated by the following table:

Public offering price per unit		$0.95
Net tangible book value per share as of February 28, 2023	$0.69
Increase in net tangible book value per share attributable to this offering	$0.02
As adjusted net tangible book value per share as of February 28, 2023, after giving effect to this offering		$0.71
Dilution in as adjusted net tangible book value per share to investors participating in this offering		$0.24

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The above discussion is based on 5,950,998 shares of our common stock outstanding as of February 28, 2023, and excludes, as of that date, the following:

●	474,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.35 per share, under our Incentive Plan;

●	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share; and

●	the shares of common stock issuable upon the exercise of the common warrants to be issued to investors in this offering an at exercise price of $0.95 per share.

To the extent that options or warrants outstanding as of February 28, 2023, have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

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 DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the SEC on December 6, 2022, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share.  As of May 8, 2023, there were 5,985,650 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

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The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Warrants

The following summary of certain terms and provisions of the common warrants included in the units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration, Exercise Price and Form

Each common warrant included in the units will have an exercise price equal to $0.95 per share. The common warrants will be immediately exercisable and may be exercised until the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. The common warrants will be issued in electronic form.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.   Additionally, as more fully described in the common warrants, in the event of certain fundamental transactions, the holders of the common warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common warrants on the date of consummation of such transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such common warrant holders exercise their common warrants.

Warrant Agent

The common warrants are expected to be issued in registered form under a warrant agreement between Computershare Inc. and its affiliate, Computershare Trust Company, N.A., collectively, as warrant agent, and us. The common warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

 Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada, Inc., 510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9, Tel: 1-604-661-9400.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws apply to Nevada corporations  with 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation.  These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.  However, a Nevada corporation may elect in its Bylaws not to be governed by these particular laws.  We have made such an election in our Bylaws.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the Board;

•	the ability of our Board to alter our Bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; (iii) Vice President, or (iv) at least two members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

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PLAN OF DISTRIBUTION

 We are offering up to  2,106,000 units at public offering price of $0.95 per unit, for gross proceeds of approximately $2 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering.

Pursuant to a placement agency agreement, dated as of May 8, 2023, we have engaged Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.   We have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after this offering is completed without the prior written consent of the Placement Agent and the investors that executed the securities purchase agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Units will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about May 11, 2023

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $70,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Unit	Total
Public offering price	$0.95	$2,000,700
Placement agent fees (7%)	$0.06650	$140,049
Proceeds to us (before expenses)	$0.88350	$1,860,651

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $250,000, all of which are payable by us. This figure includes, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $70,000.

Lock-Up Agreements

Each of our directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 120 days after this offering is completed without the prior written consent of the Placement Agent.

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The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, for a period of nine months from such closing we granted the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we or any successor subsidiary retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such nine month period.  We shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Placement Agent.

Other Compensation

We have also agreed to pay the Placement Agent a tail fee equal to 7% of the gross proceeds of any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by the Placement Agent during the term of its engagement, provides us with capital in such a financing during the six-month period following expiration or termination of our engagement with the representative.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants included in the Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

On August 12, 2022, we entered into an equity distribution agreement with the placement agent (the “Equity Distribution Agreement”), pursuant to which we may sell shares of our common stock having an aggregate offering price of up to $5,925,000 from time to time through the placement agent. The Placement Agent will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares of common stock sold under the Equity Distribution Agreement. As of the date hereof, 34,652 shares of our common stock have been sold under the Equity Distribution Agreement.

Listing

Our shares of common stock and warrants issued in January 2021 (which warrants are not being offered for sale pursuant to this prospectus) are listed on The Nasdaq Capital Market, or Nasdaq, under the symbols, “LEXX” and “LEXXW,” respectively.

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Selling Restrictions

Canada . The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding placement agents conflicts of interest in connection with this offering.

European Economic Area . In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agents of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel . This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agents, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom . Each placement agent has represented and agreed that:

●

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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Switzerland . The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia . No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands . No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan . The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong . The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China . This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The placement agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2022 and 2021 audited annual consolidated financial statements of Lexaria Bioscience Corp., as of and for the years ended August 31, 2022, and August 31, 2021, have been audited by Davidson & Company LLP, independent registered public accounting firm.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●

our Annual Report on Form 10-K for the year ended August 31, 2022, filed on November 28, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the year ended August 31, 2022, filed on December 6, 2022;.

●

our Quarterly Report on Form 10-Q for the period ended November 30, 2022, filed on January 17, 2023, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended November 30, 2022, filed on January 18, 2023; and our Quarterly Report on Form 10-Q for the period ended February 28, 2023, filed on April 14, 2023 ;

●

our Current Reports on Form 8-K, filed on September 2, 2022, October 28, 2022, November 28, 2022, November 30, 2022, January 23, 2023, March 3, 2023 and May 10, 2023 (other than any portions thereof deemed furnished and not filed);

●	our Form 8-A12B, filed on January 11, 2021; and

●	our Form 8-A12G, filed on July 14, 2006.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the registration statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website at https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Lexaria Bioscience Corp.

100 - 740 McCurdy Road, Kelowna

British Columbia, Canada, V1X 2P7

250-765-6424, ext. 203

Attn: Vanessa Carle

vcarle@lexariabioscience.com

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2,106,000 Units, Each Unit Consisting of One Share of Common Stock and One Common

Warrant to Purchase One Share of Common Stock

Common Stock Underlying the Common Warrants

PRELIMINARY PROSPECTUS

MAXIM GROUP LLC

The date of this prospectus is May 8, 2023.